UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2015

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

2700 Milan Court
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□    Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Line of Credit.  On November 18, 2015, Hibbett Sports, Inc. (Company) executed an amendment to its existing unsecured revolving credit facility between the Company and its subsidiaries and Bank of America, N.A.  The amount of the revolving credit facility remained unchanged at $50,000,000 and is effective November 18, 2015 through November 18, 2016 with an interest rate at prime plus 2%.  The credit agreement amendment is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Item 2.02.  Results of Operations and Financial Condition.

The Company released its results of operations for the thirteen-week and thirty-nine week period ended October 31, 2015, in a press release issued on November 20, 2015.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 7.01.  Regulation FD Disclosures.

The information contained in Item 2.02 (including disclaimer) is incorporated by reference into this item 7.01.

Item 8.01. Other Events.

Stock Repurchase. On November 19, 2015, the Board of Directors (Board) of the Company authorized a Stock Repurchase Program of $300.0 million through February 2, 2019. Effective immediately, the new Program replaces the Company's existing authorization that was due to expire on January 30, 2016. Under prior authorizations, through November 19, 2015, the Company has purchased 15,831,926 shares of common stock at a cost of $495.7 million.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1 is furnished pursuant to Item 2.02 and shall not be deemed to be "filed".

Exhibit No.	Description
10.1	Amendment No. 8 To Loan Document
99.1	Press Release Dated November 20, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Scott J. Bowman
Scott J. Bowman
Senior Vice President and Chief Financial Officer

November 20, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 8 To Loan Document
99.1	Press Release Dated November 20, 2015